Exhibit 4.1

Business Number E25652032022 - 0 Filed in the Office of Secretary of State State Of Nevada Filing Number 20255238008 Filed On 10/13/2025 8:00:00 AM Number of Pages 4

Profit Corporation: Certificate of Amendment ‹ URSUANT TO NRS 78.380 & 78 385/78 390) Certificate to Accompany Restated Articles or Amended and Restated Ahicles ‹PURSUANT TONRS 78 403) Officer's Statement (PURSUANT TO NRS 80 030) Time. (must not be later than 90 days after the certificate is filed) Date: 4. Effective Date and T i m e' : ( O p t io F l - I l) Changes to takes the following effect: The entity name has been amended. The registered agent has been changed. (attach Certificate of Acceptance from new registered agent) The purpose of the entity has been amended. x The authorized shares have been amended. The directors, managers or general partners have been amended. IRS tax language has been added. Articles have been added. Articles have been deleted. Other. The articles have been amended as follows: (provide article numbers, if available) See below (attach additional page(s) if necessary) 5. information Being Changed: (Domestic corporations only) x ”hief Financial Officer ion tu e f O f cao A ho ed gne Title 6. signature: (Required) Signature of Officer or Authorized Signer Title *If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each r:Iars cr series affected by the amendment regardless to limitations or restrictions en the voting power thereof. Please include any required or optional information in space below: (attach add‹tional page(s) if necessary) The articles of incorporation are amended and restated in full as set forth in Exhibit A attached hereto. 07 56:24 a m 10 — 13 — 2025 4 18886118813 To: Page: 4 of 6 2025 - 10 - 13 14:56:26 GMT FRANCISCO V. AGUILAR Secretary of State 401 North Carson Street Carson City, Nevada 89701 - 4201 (775) 684 - 5708 Website: www.nvsos.gov 18886118813 From: Vcorp Services, LL This form must be accompanied by appropriate fees. Page 2 of ? Revlsed: 9/1/2023

07 : 56 24 a m . 1 0 - 13 — 2025 S 18886118813 To: Page: 5o{6 2025 - 10 - 13 14:56:26 GMT 18886118813 Exhibit A AMENDED AND RESTATED ARTICLES OF INCORPORATION CLEANCCIRK SCILU’I"ICINS, 1 NC. ARTICLE I NAiYtE Thc name ‹›f the corpnratinn is F1eanfinre ñolutinns Inc. (hereinafter, the “Cnrynratinn"). AR"l’ICLE 11 PURPOSE The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the laws of the State of Nevada. ARTICLE III AUTHORIZATION TO ISSUE CAPITAL STOCK The total number of shares of all classes of stock which the Corporation shall have authority to issue is 6 , 992 , 000 , 000 , consisting of 6 , 942 , 000 , 000 shares of common stock, $ 0 . 0001 par value per share (“Common Stock”), and 50 , 000 , 000 shares of preferred stock, $ 0 . 0001 par value per share (“Preferred Stock”) . All Common Stock of the Corporation shall be of the same class and shall have the same rights and preferences . The Corporation shall have authority to issue the sharcs of Preferred Stock in ene or more series with such rights, preferences and designations as determined by the Board of Directors of the Corporation . Authority is hereby expressly granted to the Board of Directors from time to time to issuc Prefcrrcd Stock in one or inorc series, and in connection with the creation of any such series, by resolution or resolutions providing for the issue of the shares thereof, to determine and tix such voting powers, trill or limited, or no voting powers, and such dcsignations, prcfcrcnccs and rclativc participating, optional or other spccial rights, and qualifications, limitations or restrictions thereof, including, without limitation thereof, dividend rights, special voting rights, conversion rights, redemption privileges and liquidation preferences, as shall be stated and expressed in such resolutions, all to the full extent now or hereafter permitted by the Nevada Revised Statutes . Ful ly - paid stock of tlic Corporation shall not be liable to any further call or assessment . ARTICLE IV BYLAWS The Board of Directors of the Corporation shall have the power to make, alter, amend or repeal the Bylaws ot the Corporation . except to the extent that the Bylaws otherwise provide . From: Vcorp Services, LL

07 56 24 a. m 10 — J 3 — 2025 6 18886118813 Fo: Page: 6 of 6 2025 - 10 - 13 14:56:26 GMT ARTICLE V INDEMNIFICATION The Corporation may indemnify any person who wa s or i s a party or i s threatcned to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of the Corporation, or who is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actualJy and reasonably incurred by such person in connection with the action, suit or proceeding, to the full extent permitted by the Nevada Revised Statutes as such statutes may be amended from time to time . ARTICLE VI LIABILITY OF DIRECTORS AND OFFICERS No director or officer shall be personally liable to the Corporation or any of its stockholders for damages for any breach of fiduciary duty as a director or officer ; provided, however, that the foregoing provision shall not eliminatc or limit the liability of a director or officer (i) for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or (ii) for the payment of dividends in violation of Section 75 . 300 of the Ncvada Reviscd Statutes . Any repeal or modification of this Article VI by the stocl‹holders of the Corporation shall be prospective only, and shall not adversely aitñct any limitation ot the personal liability ot’ a director of‘ otiicer of thc Corporation for acts or omissions prior to such rcpcal or modification . ARTICLE VII ACQUISITION OF CONTROLLING INTEREST The Corporation elects not to be governed by the terms and provisions of Sections 76 . 378 through 78 . 3793 , inclusive, of the Nevada Revised Statutes, as the same may be amended, superseded, or replaced by any successor section, statute, or provision . No amendment to these Articles of Incorporation, directly or indirectly, by merger or consolidation or otherwise, having the effect of amending or repealing any provision of this Article VII shall apply to or have any effect on any transaction involving acquisition of control by any person occurring prior to such amendment or repeal . ARTICLE VIII COMBINATIONS WITH INTERESTED STOCKHOLDERS The Corporation elects riot to be governed by the tenns and provisions of Sections 75 . 411 through 78 . 444 , inclusive, of the Nevada Revised Statutes, as the same may be amended, superseded, or replaced by any successor section, statute, or provision . No amendment to these Articles of Incorporation, directly or indirectly, by merger or consolidation or otherwisc, having the effect of amending or repealing any provision of this Article VIII shall apply to or have any effect on any ti‘ansaction with an interested stockholder occurring prior to such amendment or repeal . 18886118813 From: Vcorp Services, LI 2

NEVADA STATE BUSINESS LICENSE CleanCore Solutions, Inc. Nevada Business Identification # NV20222550306 Expiration Date: 08/31/2026 In accordance with Title 7 of Nevada Revised Statutes, pursuant to proper application duly filed and payment of appropriate prescribed fees, the above named is hereby granted a Nevada State Business License for business activities conducted within the State of Nevada . Valid until the expiration date listed unless suspended, revoked or cancelled in accordance with the provisions in Nevada Revised Statutes. License is not transferable and is not in lieu of any local business license, permit or registration. License must be cancelled on or before its expiration date if business activity ceases. Failure to do so will result in late fees or penalties which, by law, cannot be waived . Certificate Number: B202510136174334 You may verify this certificate online at https://www.nvsilverflume.gov/home IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on 10/13/2025. FRANCISCO V. AGUILAR Secretary of State